UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2008

Fortress International Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51426	20-2027651
(Commission File Number)	(IRS Employer Identification No.)

9841 Broken Land Parkway, Columbia, Maryland	21046
(Address of Principal Executive Offices)	(Zip Code)

(410) 312-9988

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2008, Fortress International Group, Inc. (the “Company”), entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with SMLB Ltd., an Illinois corporation (“SMLB”), and each of the stockholders of SMLB (collectively, the “Sellers”) for the acquisition of SMLB. The closing of the acquisition occurred simultaneously with the execution of the Purchase Agreement.

SMLB provides professional construction management services for mission-critical facilities.

Pursuant to the Purchase Agreement, the Company acquired 100% of the issued and outstanding capital stock of SMLB for an aggregate consideration consisting of (i) $2,000,000 in cash, subject to certain adjustment to be determined within 60 days of the closing of the acquisition, as provided in the Purchase Agreement, (ii) an unsecured promissory note (the “Note”) for an aggregate amount of $500,000 payable to Sellers, plus interest accruing at 6% annually from the date of the issuance of the Note, (iii) an aggregate of 96,896 shares of common stock, par value $0.0001 per share, of the Company, to be held in escrow pursuant to a certain indemnity escrow agreement, and (iv) additional earn-out amounts, contingent upon the achievement of certain operational and financial targets by SMLB for each of the calendar years 2008 and 2009 and subject to satisfaction of any outstanding indemnification obligations by the Sellers, as further described in the Purchase Agreement. The Note referred to above is payable in three years, based on a five-year amortization schedule, with $100,000 plus accrued interest payable on each of January 2, 2009 and January 2, 2010 and the balance of $300,000 plus accrued interest payable on January 2, 2011.

The issuance of the shares of common stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In connection with the Purchase Agreement and effective on the closing, SMLB entered into employment agreements with Larry Bergfalk and Erick Detloff, each of whom was an employee of SMLB prior to the acquisition, to serve as Vice President and Assistant Vice President of SMLB, respectively.

The foregoing description of the transactions does not purport to be a complete statement of the parties’ rights and obligations under the relevant agreements and is qualified in its entirety by reference to the full text of the Purchase Agreement, copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities issued in the acquisition is hereby incorporated by reference.

Item 8.01.  Other Events.

On January 3, 2008, the Company issued a press release announcing the completion of the transaction contemplated by the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

10.1	Stock Purchase Agreement by and among SMLB Ltd., the Stockholders of SMLB Ltd., and the Company dated January 2, 2008.
99.1	Press Release of the Company dated January 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.
(Registrant)

Date: January 4, 2008	By:	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer